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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            First Data Corporation
--------------------------------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)


                   Delaware                                  47-0731996
--------------------------------------------------  ----------------------------
     (State of Incorporation or Organization)       (IRS Employer Identification
                                                                 No.)

5660 New Northside Drive, Suite 1400, Atlanta, Georgia         30328-5800
------------------------------------------------------  ------------------------
      (Address of Principal Executive Offices)                 (Zip Code)

If this form relates to the registration       If this form relates to the registration
of a class of securities pursuant to           of a class of securities pursuant to
Section 12(b) of the Exchange Act and is       Section 12(g) of the Exchange Act and is
effective pursuant to General                  effective pursuant to General Instruction
Instruction A.(c), please check the            A.(d), please check the following box. [_]
following box. [X]

Securities Act registration statement file number to which     333-24667 & 333-
this form relates:                                                  56028
                                                              ------------------
                                                               (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class                 Name of Each Exchange on Which
           to be so Registered                 Each Class is to be Registered
           -------------------                 ------------------------------

   2% Senior Convertible Contingent Debt         New York Stock Exchange, Inc.
      Securities (CODES/SM/) due 2008
-------------------------------------------   ----------------------------------


Securities to be registered pursuant to Section 12(g) of the Act:

                                     none
--------------------------------------------------------------------------------
                                Title of Class
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Securities To Be Registered.

     The particular terms of the Registrant's 2% Senior Convertible Contingent Debt Securities (CODES/SM/) due 2008 (the "CODES") to be registered hereunder are described under the heading "Description of Debt Securities" in the Prospectus dated May 16, 1997 and under the heading "Description of the CODES" in the Prospectus Supplement dated February 22, 2001 (collectively, the "Prospectus") filed with the Securities and Exchange Commission pursuant to Rule 424 of the Securities Act of 1933, as amended, in connection with the Registration Statement on Form S-3 of First Data Corporation (Registration Statement No. 333-24667) and the Registration Statement on Form S-3 of First Data Corporation (Registration Statement No. 333-56028). The portions of the Prospectus referred to above are incorporated herein by reference.

     The Registrant intends to make an application for the listing of the CODES on The New York Stock Exchange.


Item 2.   Exhibits.

Exhibit
Number    Description of Exhibit
------    ----------------------

1. Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995 (Commission File No. 1-11073)).

2. By-Laws, as amended (incorporated by reference to Exhibit 3 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 (Commission File No. 1-11073)).

3. Indenture dated as of March 26, 1993 between the Registrant and Norwest Bank Minnesota, National Association, as Trustee, relating to the senior debt securities (incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-3 (Registration No. 33-74568)).

4. Indenture dated as of April 1, 1996 between the Registrant and The Bank of New York, as Trustee, relating to the subordinated debt securities (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-3 (Registration No. 333-4012)).

5. 2001 First Supplemental Indenture dated as of February 28, 2001 between the Registrant and Wells Fargo Bank Minnesota, National Association (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated February 28, 2001).

                                       2
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6.        Global Note pursuant to the Supplemental Indenture dated as of
          February 28, 2001 between the Registrant and Wells Fargo Bank Minnesota, National Association (incorporated by reference to Exhibit
          4.2 to the Registrant's Current Report on Form 8-K dated February 28,
          2001).

                                       3

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 2, 2001                     FIRST DATA CORPORATION


                                         By:   STANLEY ANDERSEN
                                             -------------------------
                                               Stanley Andersen
                                               Assistant Secretary

                                       4

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                                 EXHIBIT INDEX

Exhibit
Number    Description of Exhibit
------    ----------------------

1. Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995 (Commission File No. 1-11073)).

2. By-Laws, as amended (incorporated by reference to Exhibit 3 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 (Commission File No. 1-11073)).

3. Indenture dated as of March 26, 1993 between the Registrant and Norwest Bank Minnesota, National Association, as Trustee, relating to the senior debt securities (incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-3 (Registration No. 33-74568)).

4. Indenture dated as of April 1, 1996 between the Registrant and The Bank of New York, as Trustee, relating to the subordinated debt securities (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-3 (Registration No. 333-4012)).

5. 2001 First Supplemental Indenture dated as of February 28, 2001 between the Registrant and Wells Fargo Bank Minnesota, National Association (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated February 28, 2001).

6. Global Note pursuant to the Supplemental Indenture dated as of February 28, 2001 between the Registrant and Wells Fargo Bank Minnesota, National Association (incorporated by reference to Exhibit
          4.2 to the Registrant's Current Report on Form 8-K dated February 28,
          2001).